UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2006

NationsHealth, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	000-50348	06-1688360
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13630 N.W. 8th Street, Suite 210 Sunrise, Florida	33325
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 903-5000

13650 N.W. 8th Street, Suite 109 Sunrise, Florida 33325
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 5, 2006 (the “Execution Date”), NationsHealth, Inc. (the “Company”) and Gregory Couto entered into a Separation Agreement and General Release (the “Separation Agreement”). Under the terms of the Separation Agreement, Mr. Couto resigned from employment at the Company effective April 26, 2006 and the Company paid Mr. Couto separation payments totaling $90,774, reduced by applicable withholding. The Separation Agreement provided Mr. Couto with a revocation period of seven days following execution. Mr. Couto did not exercise his revocation right and the Separation Agreement became fully effective on October 13, 2006, the eighth day following the Execution Date.

The Company will also pay the costs of any COBRA continuation coverage for Mr. Couto, his spouse and dependents, for the maximum period permitted under COBRA.

The terms of the Separation Agreement further provide for mutual general liability releases and customary provisions relating to non-competition, non-solicitation, non-disparagement and confidentiality.

The foregoing description of the terms and conditions of the Separation Agreement is qualified in its entirety by reference to the complete terms and conditions of the Separation Agreement which is set forth as Exhibit 10.1 to this Current Report on form 8-K, and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

Pursuant to the terms of the Separation Agreement described in Item 1.01 above, the employment agreement between the Company and Gregory Couto dated April 13, 2005 was superseded and terminated effective April 26, 2006.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Separation Agreement and General Release dated October 5, 2006, between NationsHealth, Inc. and Gregory Couto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONSHEALTH, INC.

By: /s/ Timothy Fairbanks
Timothy Fairbanks
Chief Financial Officer

Date: October 16, 2006

EXHIBIT INDEX

Exhibit No.	Description
10.1	Separation Agreement and General Release dated October 5, 2006, between NationsHealth, Inc. and Gregory Couto.